Exhibit 99.1

Ballantyne Strong, Inc.

Fourth Quarter & Fiscal Year 2018 Earnings Conference Call

March 11, 2019

C O R P O R A T E      P A R T I C I P A N T S

Mark Roberson, Chief Financial Officer

Kyle Cerminara, Chief Executive Officer & Chairman of the Board of Directors

P R E S E N T A T I O N

Mark Roberson:

Good Morning, and welcome to Ballantyne Strong's earnings conference call for the fourth quarter and year ended December 31, 2018.

During today's call, we will make forward-looking statements regarding trends, strategy and anticipated performance of the business. These forward-looking statements are based on management's current views and expectations as of today and should not be relied upon as representing our views as of any subsequent date. We disclaim any obligations to update any forward-looking statements or outlook except as required by law. These statements are subject to a number of risks and uncertainties. Actual results may differ materially from management’s expectations. Please refer to the Risk Factors section in our most recent Form 10-K and Forms 10-Q filed with the SEC.

Today's presentation and discussion also contain references to non-GAAP financial measures. The full definition, GAAP comparison, and a reconciliation of these measures are available in Ballantyne Strong's earning release that is posted in the Investor Relations section of our website. Our non-GAAP measures may not be comparable to those used by other companies, and we encourage you to review and understand all of our financial reporting before making any investment decisions.

With that, let me turn the call over to Kyle for his prepared remarks, and then I will provide details on our financial results.

Kyle Cerminara:

Well, good morning and thank you for joining Ballantyne Strong’s fourth quarter 2018 earnings conference call. We will start off with an overview of the Company and our strategic plans, and then Mark will review the financial results.

We made a lot of progress in each of our businesses in 2018. As you look at our financial results for the year and at our valuation, however, that progress may be less than evident and I would like to walk you through some of the strategic initiatives that impacted 2018 and, more importantly, how we view the business and our strategies going forward.

Ballantyne is comprised of three operating businesses and several other strategic assets.

Our Strong Cinema business is the largest producer of premium screens in North America, and a major provider of managed services to the Cinema Industry. In business for more than 80 years, we have established a strong market position with the largest exhibitors in the industry. This is a strong cash flow business operating in a mature industry.

Convergent is a premium provider of interactive digital signage and managed services to large enterprise customers in North America. This is a high margin recurring revenue business where we see significant growth opportunities.

Strong Outdoor is a new line of business that we started in 2018 providing outdoor advertising services and experiential marketing services. This business emerged from the start-up investment stage, just recently starting to generate revenue. We’re building the management team and are excited about the growth potential in this market.

We took a number of steps in 2018 to invest in and reposition our businesses, primarily at Convergent and Strong Outdoor.

First, we implemented a plan to right-size and restructure our Convergent business. We made changes to the leadership team. John Campbell, Senior Vice President of Technology and Operations, and Greg Davis, Senior Vice President of Sales and Marketing, together now lead day-to-day operations.

Operational improvements include moving digital signage customers to a more efficient and scalable operating platform and right sizing our headcount. In executing those plans, we took significant write-offs, closed our Lawrenceville warehouse and transitioned away from several unprofitable customer relationships. As a result, our operating results for the first three quarters and the full-year of 2018 reflect significant charges and operating losses.

In the fourth quarter, we began to see the benefits as operating results rebounded with new revenue beginning to kick in combined with the benefit of lower operating costs.

Convergent has been successful in securing several new contract wins that have provided a significant increase in monthly recurring revenue. We’re excited that we believe Convergent has turned the corner, as indicated by operating profit in the fourth quarter 2018, and we expect this business to grow in 2019.

We also invested in the start-up of Strong Outdoor with the signing of an exclusive agreement with the Metropolitan Taxicab Board of Trade, or the MTBOT, to take over the coveted taxi-top advertising space on over 3,500 taxicabs in New York City. The MTBOT is the largest taxicab trade organization in New York City and this agreement gives us access to approximately half of the taxi top advertising market in the city.

Digital is the fastest growing area of out-of-home advertising and we saw a unique opportunity to capitalize on the trend by leading the conversion of traditionally static advertising tops to digital tops in the best advertising market in the world. Pricing on digital tops is far superior to static tops and customers can specify when and where their digital ads are displayed. We currently have 300 digital tops operating in New York city and we plan on increasing this number throughout 2019.

We incurred significant operating expenses in 2018 to get this business established, secure our contracts and get the management team in place to position the business for growth. We just started generating meaningful revenue in the second half of the year, and in January 2019 we brought on Ian Greenberg as President of Strong Outdoor. Ian has been successful throughout his career in the out-of-home advertising space and previously built a highly successful experiential marketing business for Vector Media. Before that, Ian was the Co-Founder and General Manager of Show Media, a business that redefined the taxi top advertising space with large format tops and experiential marketing. We expect to continue to invest in growing Strong Outdoor as the team is now in place to begin driving meaningful growth.

Our Strong Cinema business continues to generate solid performance and reliable cash flow. We continue to invest in research and development including the development of laser projector compatible screen systems.

During the year we officially entered the theme park industry with the acquisition of Eclipse Screens where we already won over $1 million in theme park business and we expect to see further growth in 2019.

On the International front, we’re working on plans to open a new screen finishing facility in China, which will allow us to better serve our customers in this fast-growing market.

We also believe the Cinema industry represents significant opportunities for consolidation and value creation. There has been quite a bit of consolidation on the exhibitor side, and we believe the supplier side is also ripe for future M&A activity.

In addition to our operating companies, we hold two strategic equity method investments, 1347 Property Insurance Holdings, and Itasca Capital.

Our largest strategic investment is 1347 Property Insurance Holdings. We own 17.3% of shares outstanding. As you may have seen in the news recently, PIH announced the sale of its homeowner’s insurance business to FedNat Holding Company. PIH expects to maintain its public listing and pursue opportunities in reinsurance, investment management and other investment opportunities. The deal is expected to close in June 2019 and book value at close is expected to be approximately $8.61 per share versus our carrying value amount of $7.45 per share.

Our second strategic investment, Itasca Capital Ltd. originally invested $10 million into 1347 Investors LLC, in 2016 for Class A preference interest which are senior to all other equity interests. Holders of these shares can redeem after five years at face value plus a 12% preferred accrual per year and holders also receive 44.44% of any increase in the equity valuation of the Company upon liquidation;1347 Investors subsequently invested in securities of Limbach Holdings. In June 2018, 1347 Investors distributed $4 million of the original $10 million investment to ICL. In July 2018, ICL declared a special dividend which resulted in $800,000 dividend payment to Ballantyne Strong. We continue to like the risk reward profile of our investment in ICL.

As we have previously discussed, we ultimately see Ballantyne Strong evolving into a holding company and operating as a publicly traded private equity investment platform. As we continue towards this objective, we’re constantly evaluating our operating businesses and our other holdings, talking with bankers and engaging with potential partners to create long term value. We’ve had conversations with numerous parties about each of our businesses, both directly and through an investment banker that we engaged, and those conversations ranged from opportunities to monetize parts of the businesses, to acquiring or merging with other businesses together to create greater value.

We believe that the Cinema industry is ripe for consolidation on the supplier side and see potential opportunity for using Strong Cinema as a platform for growth. We see increasing value and earnings opportunities at Convergent and continue to invest in growing our high margin recurring revenue business model.

We believe Strong Outdoor has the opportunity for significant growth as well. We see opportunities for consolidation in the digital media industry and we’ve explored opportunities over the last twelve months and will continue to explore opportunities in the near and long-term. We will continue to evaluate merger, sale and acquisition opportunities for each of our businesses, and will only pursue deals that we believe add value for our shareholders.

I think it’s also important to reiterate that our interests are aligned with those of shareholders. At the end of 2018, our closely held ownership of Ballantyne Strong was approximately 36.1%. Closely held ownership includes Executive Officers, Board members, employees, and other affiliated parties, mainly Fundamental Global Investors. We strive to maintain an ownership culture that is focused on creating value for shareholders over the long-term.

With that I’d like to turn the call back to Mark to walk through our results for the fourth quarter and full year 2018.

Mark Roberson:

Thanks Kyle. It’s a pleasure to be here and I appreciate those of you who are taking the time to participate in today’s call. This is our first earnings call the Company has hosted in a while, and obviously my first as a CFO.

There are a lot of good things going on in each of our lines of business and we plan to increase the frequency and regularity of our communications going forward. As Kyle mentioned, we operate in three separate lines of business; Strong Cinema, Strong Outdoor, and Convergent. As we go through the numbers, I will endeavor to provide you with insights into the key factors driving the business within each of those three segments.

Overall, Ballantyne had a good fourth quarter, and the results demonstrate improving trends sequentially from the prior three quarters of the year, as well as compared to prior year.

These favorable comparisons were largely driven by improving performance at Convergent. Earlier in the year, we took steps to reposition the business to focus on higher margin recurring revenue, primarily from our digital signage as a service platform, prune some lower margin business and to restructure the operations, reducing headcount and exiting the Lawrenceville warehouse.

In Q4, we started to see growth in that higher margin recurring revenue from new DSaaS contracts, with revenue up 10.5% and we were able to leverage that growth over a significantly reduced overhead structure. As a result, Convergent posted an operating profit of $0.7 million and positive Adjusted EBITDA of $1.1 million for the fourth quarter, representing a significant turnaround from the prior year, as well as from the first three quarters of 2018.

In addition, we started to see revenue picking up at Strong Outdoor, which started operations earlier this year. As a result, the rate of operating loss at Strong Outdoor was reduced significantly, from $4.9 million through the first nine months of the year to $1.1 million for the fourth quarter, as increased revenue started to offset the semi-fixed operating costs in that business. Strong Outdoor is still an early stage business and we’re continuing to fund its operations as we invest in building the management team and seek to increase utilization of our taxi-top advertising assets.

The Cinema business was relatively stable in the fourth quarter, with $10.9 million of revenue and Adjusted EBITDA increasing to $3.2 million or 30% of revenue with improved product mix, driving solid performance.

As a result, on an overall consolidated basis, total revenue increased 15.7% to $18.2 million for the quarter, due primarily to the quarterly revenue growth from Convergent and the incremental revenue from the start-up of Strong Outdoor. For the year, revenue decreased 11% to $64.7 million with annual revenues impacted by Convergent and Strong Cinema, where we stopped selling certain low margin lamp products in Cinema during mid-2017, and curtailed support of lower-margin non-Linux based customers at Convergent in earlier 2018. Those reductions were partially offset by the new incremental revenue from the start-up of Strong Outdoor for the year.

Gross profit increased 15.6% to $4.5 million for the fourth quarter of 2018 due to stronger quarterly revenue at Convergent and Strong Outdoor, combined with cost reduction initiatives at Convergent. For the year, gross profit decreased 35.7% to $12.2 million largely due to the start-up costs of Strong Outdoor, and the lower annual revenue at Convergent earlier in the year.

Income from operations was positive $50,000 for the fourth quarter of 2018, as compared to a loss of $1.9 million last year, due to the positive contribution of Convergent, which swung from a loss of $1.8 million in 2017 to a profit of $0.7 million in Q4 2018.

For the year, operating loss was $10.3 million compared to a loss of $2.8 million in the prior year. The large swing in the operating loss was largely due to the $6.1 million in start-up losses at Strong Outdoor and $2.0 million of non-cash asset impairment charges, severance and other related costs at Convergent earlier in 2018.

Overall net loss was $0.6 million, $0.04 per share for the fourth quarter of 2018 as compared to a loss of $1 million, $0.07 per share in the prior year. For the full year, net loss was $12.3 million or $0.86 per share, as compared to a loss of $3.6 million or $0.25 per share in the prior year. Again, largely due to the start-up costs of Strong Outdoor and the costs incurred in connection with the repositioning of Convergent earlier in the year.

Adjusted EBITDA, a non-GAAP measure, improved to positive $1.3 million for the fourth quarter ‘18 from negative $0.4 million due to the quarterly revenue growth combined with the improved operating expenses. For the year, Adjusted EBITDA was a loss of $3.7 million in 2018 compared to positive $0.5 million in 2017. Again, this change is largely due to the start-up costs of Strong Outdoor and the operating losses and charges in the first nine months at Convergent.

Overall, Q4 was a quarter of solid improvement as Convergent turned the corner to profitability, Strong Outdoor started generating revenue and Cinema continued to perform.

Looking ahead, we expect continued stable performance continuing from our core Cinema screen business. We also expect to see increasing opportunities to sell screens and coatings into the theme park industry and other areas that will be incremental and additive to the core business.

In addition, we intend to open a finishing plant in Asia in 2019 that will enable us to be more responsive to customers in that region and increase our growth opportunity in one of the fastest growing cinema markets in the world.

We expect to continue to invest in the start-up of Strong Outdoor, as we build the management team and sales force to drive revenue growth and utilization of our advertising assets.

We expect additional growth continuing at Convergent, where our DSaaS and other recurring revenue product lines continue to generate strong interest.

Overall, we’re excited about the potential with all three lines of business and we look forward to sharing more information with you in two months when we report our first quarter results.

Please feel free to contact me if you have questions or would like more information about Ballantyne Strong. My contact information and email address are located in the earnings release distributed this morning.

Thank you for listening and have a great day.

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